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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 16, 1996

                          Home Financial Corporation
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             (Exact name of registrant as specified in its charter)

         Delaware                    0-24748                    65-0508062
- -----------------------------   -------------------         -------------------
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
      of incorporation)                                     Identification No.)



Registrant's telephone number, including area code:  (954) 925-3211



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 1(b).  Change of Control of the Registrant.
            -----------------------------------

     On June 16, 1996, Home Financial Corporation (the "Registrant") and its subsidiary Home Savings Bank, FSB, entered into an Agreement and Plan of Merger (the "Agreement") with First Union Corporation ("First Union") and First Union National Bank of Florida, which provides, among other things, that (i) the Registrant shall merge with and into First Union, and (ii) shares of the Registrant's common stock shall become and be converted into the right to receive 0.2233 shares of First Union common stock, subject to adjustment relating to the proceeds received in the disposition of the assets of American Home Service Corporation ("AHSC"), a subsidiary of Home Financial Corporation, as set forth in Section 5.19 of the Agreement.

     Consummation of the Acquisition is subject to certain conditions, including the approval of the Registrant's stockholders, the receipt of all regulatory approvals, and the disposition of AHSC. It is expected that the Acquisition will be completed during the fourth quarter of calendar 1996.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
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     The following Exhibits are filed as part of this report:

     Exhibit 2 Agreement and Plan of Mergers, dated as of the 16th day of June, 1996, by and among Home Financial Corporation, Home Savings Bank, FSB, First Union Corporation, and First Union National Bank of Florida.

     Exhibit 99 Press Release of Home Financial Corporation, Inc. dated June 16, 1996.

                                       2
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         HOME FINANCIAL CORPORATION


DATE:  June 20, 1996                     By:  /s/ Harry K. MacDougall
                                              -----------------------
                                              Harry K. MacDougall
                                              Executive Vice President and
                                              Chief Operating Officer

                                       3
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                                 Exhibit Index
                                 -------------

The following Exhibits are filed as part of this report:

        Exhibit 2 Agreement and Plan of Mergers, dated as of the 16th day of June, 1996, by and among Home Financial Corporation, Home savings Bank, FSB, First Union Corporation, and First Union National Bank of Florida.

        Exhibit 99 Press Release of Home Financial Corporation, Inc. dated June 16, 1996.